EXHIBIT 10.9

PROCUREMENT AND COMMISSIONING

AGREEMENT

between

NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

and

RESERVE BANK OF MALAWI

APPENDED:
APPENDIX “A”	–	(vide clause 2.6.9,)
APPENDIX “B”	–	(vide clause 2.6.5)
APPENDIX “C”	–	(vide clause 2.6.10)

Page i

1.	PARTIES

1.1	NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED 1.2 RESERVE BANK OF MALAWI

2.	INTERPRETATION

2.1	The clause headings in this agreement are for reference purposes only and shall not be used in the interpretation thereof.

2.2	Unless the context clearly indicates a contrary intention :-

2.2.1	expressions which denote any one gender shall include the other genders;

2.2.2	a person. shall include a natural person, company, partnership, close corporation or other legal personae;

2.2.3	the singular, shall include the plural and vice versa.

2.3
When any particular number of days is provided for the doing of any act or for any other purpose, the reckoning shall exclude the first day and shall include the last day which shall be a business day and shall include all Saturdays, Sundays and public holidays which occur during the period. For the purposes hereof, a “business day” shall mean a day which is not a Saturday, Sunday or public holiday.

2.4	Any schedule or annex to this agreement shall be deemed to be incorporated herein and shall form an integral part of this agreement.

2.5
If any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this agreement.

2.6	The following expressions bear the meanings assigned to them hereunder and cognate expressions bear corresponding meanings, namely:

2.6.1	“Accredited UEPS system integrator”	a company that has the technical know- how and expertise to implement UEPS based systems and that has been appointed by NUEP as one of its systems integrators;

2.6.2	“Aplitec”
Net1 Applied Technology Holdings Limited, a company duly registered and incorporated in accordance with the Company Laws of the Republic of South Africa having its registered office at 4th Floor West Wing, President Place, Cnr Jan Smuts Avenue and Bolton Drive, Rosebank, Johannesburg;

2.6.3	“effective date”	the signature date;

2.6.4	“EFT switch”	a computer switching system that will enable the switching of transactions between independent software and hardware platforms;

2.6.5	“financial terms”	the financial terms and conditions, inclusive of royalties or its alternative, licence fees, up-front payments, work in progress payments, payments completion, further development fees, maintenance fees and any other monies as laid out in Appendix “B” hereto and accepted by the Reserve Bank of Malawi;

2.6.6	“intellectual property”	includes the patents and the software in respect of UEPS;

2.6.7	“Net1”
Net1 Investment Holdings (Proprietary) Limited, a wholly owned subsidiary of Aplitec which is duly registered and incorporated in accordance with the Company Laws of the Republic of South Africa having its registered office at 4 floor, West Wing, President Place, Cnr. Jan Smuts and Bolton Drive, Rosebank, Johannesburg;

2.6.8	“NUEP”	Net1 UEPS Technologies Inc., a company incorporated under the laws of the State of Florida and having its registered office at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida, 33301;

2.6.9	“project definition report”	the report as per Appendix “A” hereto which details the responsibilities and obligations of the parties to this agreement and approved by the parties;

2.6.10	“project plan”	the project plan as per Appendix “C” hereto which defines the activities to be performed in order to implement the systems as defined in 3.1 below;

2.6.11	“Reserve Bank of Malawi”	the Reserve bank of Malawi Limited incorporated according to the Jaws of Malawi and having its registered office at Reserve Bank of Malawi, P 0 Box 30063, Capital City, Lilongwe 3, Malawi;

2.6.12	“patents”	United States Patent No. 5,175,416 and European Patent No. 0-421808 together with any similar patents which may be granted to Net1:

2.6.13	“SARL”	NET1 HOLDINGS SARL (incorporated in Luxembourg);

2.6.14	“services”	the terms and conditions set out in paragraph 5.1;

2.6.15	“signature date”	the date upon which this agreement is signed by the last signing party hereto;

2.6.16	“Smart Card Scheme”	the Universal Electronic Payment System (“UEPS”) based on the patents capable of providing a fully integrated payment and transacting system utilising smart card technology;

2.6.17	“software”	the Universal Electronic Payment System software and any upgrades o such software;

2.6.18	“territory”	Malawi;

2.6.19	“UEPS”
the Universal Electronic Payment System designed by Net1 as described and detailed in the complete specification of Net1’s application for the patents. UEPS is one out of a possible number of applications that uses the patents to provide an integrated, secure and complete payment system.

3.	INTRODUCTION

3.1	The Reserve Bank of Malawi has complied with all its and Malawi’s tendering procedures and processes and has awarded Net1 the following tenders:

3.1.1	EFT switch;

3.1.2	Smart Card Scheme.

3.2	Net1 is able to deliver the systems referred to in 3.1.1 and 3.1.2 above.

3.3	Net1 is an Accredited UEPS system integrator and is able to grant the Reserve Bank of Malawi the appropriate licences required to operate the Smart Card Scheme.

4.	GRANT OF RIGHTS

4.1
Net1 hereby grants the Reserve Bank of Malawi a non-exclusive and non- transferable licence to operate the UEPS back-end switch together with the Smart Card Scheme in the territory under the operator terms and conditions as incorporated in this document as read with the Appendices hereto.

4.2
Net1 hereby grants the Reserve Bank of Malawi the right to instruct Net1 to licence institutions which make use of the systems referred to in 3.1 above under the user licence terms and conditions as incorporated herein.

4.3
The licence granted in terms hereof shall be indefinite and shall continue until this agreement is terminated for whatsoever reason. Notwithstanding the termination of this agreement, all its provisions including those contained in the Appendices shall remain of full force and effect save for the deliverables as set out in Appendix “C hereto being the project plan referred to in 2.6.10 above.

5.	RIGHT OF THE RESERVE BANK OF MALAWI TO NOMINATE

5.1
It is recorded that the Reserve Bank of Malawi shall be entitled with the written consent of Net1 (which consent shall not be unreasonably withheld) to nominate a wholly owned subsidiary in substitution for it under this agreement provided that in the event of the Reserve Bank of Malawi nominating such nominee and Net1 granting its written consent aforesaid, then by its signature hereto, the Reserve Bank of Malawi hereby binds itself in favour of Net1 as surety for and co-principal debtor in solidum with such nominee for the due performance of all obligations and the payment of all sums of money by such nominee to Net1 arising out and in terms of this agreement. The Reserve Bank of Malawi hereby waives the benefits of excussion, division and cession of action and records that its obligations in terms hereof shall not be affected by any concession, extension or other act of latitude by Net1 to such nominee.

5.2
Without derogating from the aforegoing, in the event of the Reserve Bank of Malawi nominating a wholly owned subsidiary in the circumstances referred to in 5.1 above, by its signature hereto it hereby guarantees payment of all amounts payable by the nominee and the performance of all obligations by the nominee to Net arising out and in terms of this agreement.

6.	OBLIGATIONS OF THE PARTIES

	6.1	Net1 shall have the responsibilities and obligations (services) as set out in the project definition report and the project plan which are Appendices “A” and “C” respectively hereto.

6.2
Net1 shall not, however, be liable to the Reserve Bank of Malawi or any other person for any loss of any nature whatsoever which may be suffered or incurred as a result of the use by the Reserve Bank of Malawi of any information furnished to it by Net1 or as a result of any mistake, error or omission of Net1 and the Reserve Bank of Malawi hereby indemnifies Net1 against any claim which may be made against it arising out of the aforegoing. The provisions hereof shall apply notwithstanding any negligence or default on the part of Net1.

	6.3	The provisions of 6.2 shall, mutatis mutandis, apply to the Reserve Bank of Malawi so that it shall not be liable to Net in the circumstances referred to in 6.2.

7.

CONSIDERATION

In consideration for the services which are to be rendered by Net1 to the Reserve Bank of Malawi in terms of this agreement and which are referred to in 5.1 above, the Reserve Bank of Malawi shall pay to Net1 the amounts reflected in the financial terms which is Appendix “B” hereto and shall strictly adhere to the terms and conditions stated therein.

8.	OWNERSHIP OF THE INTELLECTUAL PROPERTY

8.1
The Reserve Bank of Ma acknowledges that the intellectual property and/or any part thereof is and shall remain the sole and absolute property of SARL or its assigns, and that it shall have no right to hire, lease, transfer, pledge or assign or otherwise encumber the whole or any part thereof.

8.2
All right and title in and to the intellectual property and/or any part thereof will at all times remain with SARL or its assigns. The use of the intellectual property is licensed and not sold to the Reserve Bank of Malawi.

8.3
The Reserve Bank of Malawi agrees to preserve the software in its present condition and not to abuse or tamper with it nor to attempt to derive the source or object code thereof. The Reserve Bank of Malawi further agrees not to modify or attempt to modify the software or to allow any other person (other than a person authorised by Net1) to do so.

8.4
The Reserve bank of Malawi shall ensure that all material and products comprising the intellectual property shall be marked by it to reflect that copyright, trade secrets and proprietary rights of Net1 and SARL are printed thereon and/or that the Net1 logo is placed thereon.

8.5	The Reserve Bank of Malawi shall ensure that all its relevant employees are made aware of and comply with its obligations regarding the terms and conditions contained in this agreement.

8.6
The Reserve Bank of Malawi agrees not to contest nor challenge in any legal proceedings or otherwise, any proprietary rights of the owner of the intellectual property, provided that such rights shall have been in existence at the date of signature of this agreement and insofar as such rights shall relate to the project forming the subject matter of this agreement.

8.7	The Reserve Bank of Malawi acknowledges that it has no right to the intellectual property save and except as are granted in terms of this agreement.

9.	COPYRIGHT

9.1	Without limiting the generality of the provisions in 8:-

9.1.1
all title and copyright in and to the intellectual property is owned by SARL. and all rights not specifically granted herein are reserved by SARL. and/or its assigns; 9.1.2 the Reserve Bank of Malawi hereby indemnifies Net1 and SARL against any loss or damage, howsoever arising, as a result of any breach of any intellectual property rights of any third party by the Reserve Bank of Malawi in its use of the intellectual property.

10.	PATENT ENFORCEMENT

10.1
If any third party shall in the reasonable opinion of Net1 or the Reserve Bank of Malawi infringe any of the patents or/and the UEPS rights, the parties shall initiate a strategy to enforce the patents and the (UEPS rights against the infringing party by:

10.1.1	initiating a legal or administrative procedure for infringement against the third party together with the right to enforce any judgement obtained pursuant thereto, or

10.1.2	enter into a cross-licence, settlement or other licence agreement with the third party at the discretion of NUEP.

11.	INDEMNITIES

11.1
Subject to 12. below, Net1 hereby indemnifies the Reserve Bank of Malawi against loss or damage which it may suffer as a result of the infringement by any third party of the patent rights in terms of the patents.

11.2
For the duration of the licence granted in terms hereof, the Reserve Bank of Malawi shall not use any technology which is similar to or competitive with the intellectual property without first having obtained the prior written consent of Net1.

Should the Reserve Bank of Malawi breach its obligations in terms of this clause, it hereby indemnifies and holds Net1 harmless against any loss or damage which it may suffer as a result of such breach as well as in respect of any loss or damage which any third party may suffer as a result thereof.

12.

LIMITATION OF LIABILITY

Subject to 13.1, neither party shall have any claim against the other in respect of any loss, liability, damage (whether direct or indirect, consequential or otherwise and whether for loss of profits, revenue, data or goodwill) or expense of any nature whatsoever which the other party may suffer from any cause whatsoever arising out of this agreement including the cancellation of this agreement for any reason whatsoever. This limitation shall apply in the event that the nature of the aforesaid damages is within the contemplation of either party or in the event of it being aware or being advised thereof

13.	TERMINATION or REPUDIATION OF THIS AGREEMENT BY THE RESERVE BANK OF MALAWI or NET1

13.1
Should this agreement be unlawfully terminated or repudiated by the Reserve Bank of Malawi and should such repudiation be accepted by Net1, the Reserve Bank of Malawi shall be obliged to make immediate payment to Net1 of all amounts which would have been payable to it in terms of Appendix “B” had the agreement not been unlawfully terminated or repudiated by the Reserve Bank of Malawi.

13.2
Should this agreement be unlawfully terminated or repudiated by Net (and should such repudiation be accepted by the Reserve Bank of Malawi), Net1 shall not be relieved of any of its obligations which will have accrued prior to the termination thereof, provided that Net1 shall, subject to 12 above, be liable for settlement of third party claims that may be awarded against the Reserve Bank of Malawi as a result of the unlawful termination.

14.	BREACH

14.1
Should either party commit a breach of any material provision of this agreement and fail to remedy such breach within 30 (thirty) days of receiving written notice from the other party requiring it to do so, then the aggrieved party shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim immediate specific performance of all of the defaulting party’s obligations, in either event, without prejudice to the aggrieved party’s rights to claim damages subject to the provisions of 12 above.

14.2
Should either party cease trading or operating or be placed under judicial management or liquidation, then and in such event the aggrieved party shall be entitled to cancel this agreement without prejudice to its right to claim damages subject to the provisions of 12 above.

14.3
If this agreement is terminated for any reason at anytime, Net1 shall be entitled to give written notice to the Reserve Bank of Malawi requiring it to forthwith cease to use the intellectual property and to return to Net the intellectual property and software materials and all copies thereof. Should the Reserve Bank of Malawi fail to immediately return the intellectual property, software material and copies for any reason, Net1 shall be entitled to take immediate possession thereof from the Reserve Bank of Malawi wherever same is situate.

15.	FORCE MAJEURE

15.1
Neither party shall be liable for any failure to fulfil its obligations under this agreement if and to the extent such failure is caused by any circumstances beyond its reasonable control, including but not limited to flood, fire, earthquake, war, tempest, hurricane, industrial action, Government restrictions or acts of God.

15.2
Should either party be unable to fulfil a material part of its obligations under this agreement for a period in excess of 6 (six) months due to circumstances beyond its control as contemplated in 15.1 above, the other party may in its sole discretion cancel this agreement forthwith by written notice.

15.3	The parties agree to notify each other promptly of any circumstance delaying its performance and to resume performance as soon thereafter as is reasonably practicable.

16.	RELATIONSHIP OF PARTIES

16.1
The parties are independent contractors and nothing in this agreement shall be construed as creating a partnership, joint venture or employer / employee relationship between the parties and neither party shall have any authority to incur any liability on behalf of the other party or to pledge the credit of the other party. In addition, neither party shall be deemed to be the representative or agent of the other party and all acts done by any party shall be done in its own name as principal.

16.2	The parties agree to enter into a Memorandum of Understanding with all the other relevant parties to the project.

17.	ASSIGNABILITY Neither party shall cede any of its rights nor assign any of its obligations or grant a sub- licence without first having obtained the prior written consent of the other party.

18.	SUPPORT

18.1
The parties undertake at all times to do all such things, perform all such functions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions or import of this agreement.

18.2
Without derogating from the aforegoing, the parties shall exert their best endeavours to prevent and guard against any infringement or suspected or threatened infringement of the patents or any other term or condition of this agreement.

19.

CONFIDENTIALITY

The parties undertake that they will not at any time during this agreement, or after termination hereof, disclose any information, which comes to their knowledge as a result hereof, not being information, which comes from an independent third party, which relates to:

19.1	any business or marketing method or practice or customers of Net1;

19.2	any technical information, know-how or process or method of Net1.

20.

PUBLICITY AND ANNOUNCEMENTS

The parties intend that the details of this agreement shall be kept confidential and that all press announcements and related publicity concerned with this agreement shall be carried out by the parties in consultation and by agreement.

21.	GOVERNING LAW This agreement shall be governed and interpreted by the substantive laws of Malawi.

22.

SUBMISSION TO JURISDICTION

Subject to the provisions of 23 below, any legal action or proceedings arising out of or in connection with this agreement may be brought in the Malawi Courts, and the parties irrevocably submit to the non-exclusive jurisdiction of such court and/or the arbitration forum referred to in terms of 23 below. The parties irrevocably waive any objections they may now or hereafter have that such action or proceeding has been brought in an inconvenient forum.

23.	ARBITRATION

23.1
For the purposes of the agreement, “dispute” includes, without prejudice to the generality of that term, any dispute arising out of or in connection with the agreement and/or the interpretation and/or the implementation and/or the termination thereof.

23.2	Should any dispute arise, either of the parties shall be entitled to require, by written notice to the other, that the dispute be submitted to arbitration in terms hereof.

23.3	Subject to the provisions hereof, an arbitration shall be held under the provisions of the arbitration laws for the time being in force in England, provided that:

23.3.1	the arbitrator shall be, if the question in issue is:-

23.3.1.1	primarily an accounting matter, an independent practising accountant of not less than ten years’ standing;

23.3.1.2	primarily a legal matter, a practising senior counsel or attorney of not less than ten years’ standing;

23.3.1.3	any other matter, a suitably qualified independent person,

agreed upon by the parties and, failing such agreement within five days after the date on which the arbitration is demanded, shall be appointed by the Chairman of the International Chamber of Commerce who may be instructed by any of the parties to make the nomination at any time after the expiry of that five day period;

23.3.2
the arbitration shall be held in London at a venue and in accordance with formalities and/or procedures determined by the arbitrator, and may be held in an informal and summary manner, on the basis that it shall not be necessary to observe or carry out the usual formalities or procedures, pleadings and/or discovery, or the strict rules of evidence;

23.3.3	the arbitrator shall be entitled:

23.3.3.1
to investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and for that purpose shall have the widest powers of investigating all the books and records of the party or parties to the dispute and the right to take copies or make extracts therefrom and the right to have them produced and/or delivered at any reasonable place required by him for the aforesaid purpose;

23.3.3.2	to interview and question under oath representatives of any of the parties;

23.3.3.3	to decide the dispute according to what he considers just and equitable in the circumstances;

23.3.3.4
to make such award, including an award for costs, specific performance, an interdict, damages or a penalty or otherwise as he in his discretion may deem fit and appropriate, provided that should the arbitrator fail to make an award with regard to costs, the costs of the arbitrator shall be borne equally between the parties;

23.3.4	the arbitration shall be held as quickly as possible after it is demanded with a view to its being completed within twenty-one days after it has been so demanded;

23.3.5	immediately after the arbitrator has been agreed upon or nominated in terms hereof, any of the parties shall be entitled to call upon the arbitrator to fix a date and place as to when and where the arbitration proceedings shall be held and to settle the procedure and manner in which the arbitration proceedings will be held.

23.4	Any award that may be made by the arbitrator:

23.4.1	shall be in writing and shall include the reasons therefor;

23.4.2	shall be final and binding;

23.4.3	shall be carried into effect; and

23.4.4	may be made an order of any court to whose jurisdiction the parties to the dispute are subject.

23.5
This arbitration clause constitutes an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or to claim in such proceedings that he is not bound by this arbitration clause.

23.6
This arbitration clause shall not preclude any of the parties from obtaining relief by way of motion proceedings on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

23.7	For the purposes hereof, the parties hereby submit themselves to the Courts of England.

23.8	This arbitration clause is severable from the rest of the agreement and shall remain in effect even if the agreement is terminated for any reason.

24.

SEVERABILITY

Any clause in this agreement which may be invalid in terms of any statute, by-law or legislation shall be capable of being severed from this agreement without in any way affecting the rest of this agreement.

25.	ADDRESSES AND NOTICES

25.1	For the purpose of this agreement, including the giving of notices in terms hereof and the serving of legal process, the parties choose domicilium citandi et executandi (“domicilium”) as follows:

25.1.1	Net1:	4th Floor, West Wing, President Place, Jan Smuts Avenue and Bolton Drive, Rosebank, Johannesburg

25.1.2	Reserve Bank of Malawi:	P 0 Box 30063 Capital City Lilongwe Malawi

25.2
Any notice given in connection with this agreement may be delivered by hand; or be sent by prepaid registered post; or be sent by telefax if the domicilium includes a telefax number, to the domicilium chosen by the party concerned. Any notice or process delivered on any party in connection with any matter or subject arising out of this agreement or any notice shall be deemed to have been delivered if handed to any responsible person at the domicilium chosen by any party and it shall not be necessary to hand such process or notice to any party personally.

25.3	A notice given as set out above shall be presumed to have been duly delivered unless the contrary is proved:-

25.3.1	on the date of delivery if delivered by hand;

25.3.2	and received on the date of dispatch if sent by telefax to the chosen telefax number;

25.3.3	on the 21st day from the date of posting including the date of posting if posted by pre-paid registered post from within the Republic of South Africa.

26.	GENERAL

26.1
This document contains the entire agreement between the parties in regard to the subject matter hereof and neither of them shall be bound by any undertakings, representations, warranties, promises or the like not recorded herein.

26.2
No alteration, variation or cancellation by agreement of, addition or amendment to, or deletion from this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties hereto.

26.3
No indulgence, extension of time, relaxation or latitude which any party (the grantor) may show, grant or allow to any other party (the grantee) shall constitute a waiver by the grantor of any of his rights and the grantor shall not thereby be prejudiced or estopped from exercising any of his rights against the grantee which may have then already arisen or which may thereafter arise.

27.	UEPS LICENCE FEES

27.1
The Reserve Bank of Malawi selects Option 2 of Appendix B for Year 1 (Small System), subject to review annually, provided that licence fees shall only come into effect on final commissioning of the switch as defined in the Project Plan Appendix 3 of this contract.

27.2	The Reserve Bank of Malawi reserves the right to opt for another option on review as scheduled in Appendix B of the Cost and Payments document agreed to by the parties.

THUS DONE AND SIGNED BY THE RESPECTIVE PARTIES AS FOLLOWS:

                                         /s/ signature

For: NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED
         Duly Authorised

Date:   6 April 2001

Place:  JHB

                                         /s/ signature
For: RESERVE BANK OF MALAWI
          Duly Authorised

Date:

Place:

BY ITS SIGNATURE HERETO, NET1 HOLDINGS SARL CONSENTS TO THE PROVISIONS OF THIS AGREEMENT AND ACCEPTS ALL THE BENEFITS CONFERRED UPON IT IN TERMS HEREOF

                                        /s/ B Stewart
For: NET1 HOLDINGS SARL
         duly authorised

Date:   6th April 2001

Place: JHB

APPENDIX “B”

ATTACHMENT 1 - COST & PAYMENT

PREPARED BY:	B L STEWART NET1 INVESTMENT HOLDINGS (PTY) LTD 21st March 2001

UEPS LICENCE FEES

To Be Invoiced & Paid To Net1 Holdings — Luxembourg
Bank Account Details to be submitted.

Option 1

SMALL SYSTEM
Less than 250 POS and/or 25,000 smart cards

§	Annual End User Licence Fee (Issuer/Acquirer)	US$ 5,000 paper end user utilising system Payable up front per end user and thereafter annually

§	Transaction Royalty Fee	US$ 0.01c per transaction Payable quarterly

MEDIUM SYSTEM
Between 250 - 2499 POS and 25,000 - 249,999 smart cards

§	Annual End User Licence Fee (Issuer/Acquirer)	US$ 25,000 paper end user utilising system Payable up front per end user and thereafter annually

§	Transaction Royalty Fee	US$ 0.01c per transaction Payable quarterly

Option 2

SMALL SYSTEM
Less than 250 POS and/or 25,000 smart cards

§	To drop the US$ 0.01 c per transaction

§	Increase the Annual Licence Fee to US$ 20,000 per annum per end user (Issuer/Acquirer) utilising the system. Payable up front per end user and thereafter annually

MEDIUM SYSTEM
Between 250-2499 POS and 25,000 —249,999 smart cards

§	To drop the US$ 0.01 c per transaction

§	Increase the Annual Licence Fee to US$ 50,000 per annum per end user (Issuer/Acquirer) utilising the system. Payable up front per end user and thereafter annually

NON NET1 SMART CARD RELATED EQUIPMENT

On smart card related equipment purchased through a supplier other than NET1, a royalty percentage fee shall be levied. Calculations shall be based upon the final sales price to the customer.

§	Small UEPS System	10%

§	Medium UEPS System	5%

§	Large UEPS System	2.5%

CAPITAL EQUIPMENT COSTS

To Be Invoiced & Paid To Net1 Investment Holdings —Johannesburg
Bank Account Details to be submitted.

1. STRATUS SWITCHING SYSTEM

Hardware, Software & UEPS Management & Backend System

Total Cost	US$ 770,000

Payment Terms & Conditions	40% On Signing The Contract 30% On Delivery To Blantyre 30% On Final Successful Installation Exworks — NET1 Premises

Stratus Hardware Maintenance

§	Price includes 1 year free hardware maintenance support as follows: - 1st level — Net1 Engineers & Technicians 2nd level — Stratus Expert

§	Thereafter a monthly hardware maintenance support fee of US$ 1,500 will be levied by Net1. Same support as specified above.

SPARE PARTS Included in Price

K104-00	1 x Ethernet Controller

K102	1 x High Speed Sync Controller

G30000	1
M432	1
K20000	1
D604	1

Stratus Software Maintenance

§	Price includes 1 year free software maintenance support i.e. bug fixes, not new development or enhancements. Majority of the fixes will be carried out at Net1 in Johannesburg.

§	Requirements for new software development and/or enhancements will be quoted for as follows:

Labour Rates
Junior Programmer	US$ 38.00 per hour
Programmer	US$ 42.00 per hour
Analyst	US$ 47.00 per hour

Senior Analyst	US$ 52.00 per hour
Team Manager	US$ 52.00 per hour
Project Manager	US$ 65.00 per hour
IT Technical Specialist	US$ 84.00 per hour

Overtime Rates

Saturdays	Hourly Rate x 1.5
Sundays & Public Holidays	Hourly Rate x 2

Expenses
Return Airfares if necessary to be met by Malswitch Accommodation, transportation & meals to be met by Malswitch

PLEASE NOTE
The costs involved for problems/work performed and/or solved by Net1, whereby the problem relates to an alternate party and/or end user to Malswitch would be invoiced directly to Malswitch for onward recoupment from the party concerned.

Stratus Hardware/Software Installation/Training

OPTION 1

Switch Hardware & Software Installation & Training By A Skilled Stratus
Expert from JHB instead of Australia (2 weeks)

Total Cost	US$ 17,500

Payment Terms & Conditions	50% On Signing The Contract 50% On Completion Of The Training

OPTION 2

Switch Hardware & Software Installation & Training By A Skilled Stratus Expert from AUSTRALIA (2 weeks)

Prices includes return airfares.

Total Cost	US$ 17,500

Payment Terms & Conditions	50% On Signing The Contract 5 0% On Completion Of The Training

Accommodation	Reserve Bank House Allocated To Net1

Work To Be Performed Over The 2 Weeks

§	Installation	2 days

§	Hardware Course	2-3 days

§	Stratus User Course	3-4 days

§	Stratus System Administrator Course	4 days

§	Questions & Answers	1 day

Course to be attended by

§	2 x Electronic Engineers — Net1

§	1 x Junior Technician — Net1

§	3-4 Malswitch Representatives (if required)

2.	ENTIRE SYSTEM CUSTOMISATION, INSTALLATION, COMMISSIONING, SUPPORT, TRAINING COSTS (7-8 MONTHS)

As specified in the Tender Document, the costs will be incurred for the work performed for during the 7-8 month period in Johannesburg or Malawi.

Total Cost	US$275,000

Payment Terms & Conditions	US$ 55,000 On Signing The Contract
US$ 31,428.57 monthly in advance
For 7 months thereafter

PRICE INCLUDES

§	Labour Costs

§	Return Airfares At Beginning & End Of Project

§	Monthly Return Airfares For Staff To Visit Their Families

§	Living Expenses

§	Vehicle Expenses

PRICE EXCLUDES

§	Accommodation in Malawi & Meals

3. SMART CARDS

MPCOS-EMV 64K (8 KBYTE) PVC Printed Smart Cards
For use as client cards

Including : -

Full Colour Printing

Hico Mag-Stripe

Standard White Signature Panel

Unit Cost	US$ 5.25

Quantity	200,000

Payment Terms & Conditions	30% on placement of TOTAL order
70% balance on each batch delivery when advised that goods are ready to depart Gemplus Factory.

Recommended Batches	lst Batch 30,000
Thereafter 15,000 per month for 10 Months (150,000) Final Batch 20,000 Exworks Bonded Warehouse JHB

MPCOS-EMV 128K (16KBYTE) Blank Smart Cards For use as high volume merchant cards and ATM cards

Unit Cost	US$ 10.35

Payment Terms & Conditions	100% on advice that goods are ready for delivery Exworks Net1 Premises

ARTWORK LOGO COSTS
Cost Per Card Artwork	US$ 830.00

4. POS TERMINALS
EFT10—Standard POS 2 MB For use with power supply

Unit Cost	US$ 562.00

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Monetel Factory

Exworks Bonded Warehouse .

EFT2O-Portable POS 1.5 MB For portable environments

Unit Cost	US$ 582.00

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Monetel Factory Exworks Bonded Warehouse JEIB

EFT POS Download Cables For Software Loading Purposes

Unit Cost	US$ 5.20

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Net1 Premises Exworks Net1 Premises

EFT10 & EFT20 Paper Rolls For portable environments

Unit Cost EFT10 Paper Roll	US$ 0.50
Unit Cost EFT20 Paper Roll	US$ 0.45

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Net 1 Premises Exworks Net1 Premises

5.  BlO-METRIC DEVICES FOR ATTACHMENT TO MERCHANT POS TERMINALS & BIO-METRIC REGISTRATION

RS232 Serial Scanner For Attachment To The P05 Terminal For Rural Wage System Biometric Registration

Unit Cost	US$ 200.00

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Net1 Premises Exworks Net1 Premises

Lunchbox — Luggable Rio-Metric Registration Station For Use In Government Mass Biometric Enrolment

Unit Cost	US$ 4,775.00

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Net 1 Premises Exworks Nell Premises

Comprises :
§	Aluminum Constructed Case including: Power on/off, reset, power LED, HDD LED, 2 x 80mm x 80mm fans, 3 x alpine handles, 4 x alpine butterfly clips

§	Mild steel inner frame as per drawings

§	Intel Seattle 44011X2 Motherboard — No audio

§	Celeron 600 Mhz CPU 128 KB Cache

§	64MEDimm 100 Mhz, Gold tab Grade A

§	Seagate 10 GE IDE Hard Drive 5400 rpm. 9.5 milsec, seek time

§	Samsung LT121S1-105 12.1” Colour TFT LCD Resolution 800 x 600

§	ATI Expert 98 3D Charger 8 MB VGA Card

§	LS12OMB Stifly Drive

§	300 W Power Supply Unit

§	104 Windows Keyboard

§	Cabling & Assembly

§	Finger Print Scanner

§	Card Reader

6 . ATMs

DV1413 Through The Wall
As Per Specifications in the Tender Document

ATM Unit Cost	US$ 25,850.00

ATM Template	US$ 255.00

Payment Terms & Conditions	100% on advice that goods are ready for delivery-Lisbon Airport Exworks Lisbon Airport

ATM Installation Costs

Hardware & Software Installation (5 Days In Malawi x 2 Technicians)	US$ 2500.00

Hotel Accom/Airfares/Meals	For The Account Of Malswitch

Payment Terms & Conditions	100% on completion of installation

7. PERSONALISATION EQUIPMENT

NPS1300 Personalisation/Initialisation Machine
As Per Specifications in the Tender Document

Unit Cost	US$ 16,555.00

Payment Terms & Conditions	100% on advice that goods are ready For delivery-Factory France Exworks Bonded Warehouse JHB

We are currently investigating the brand new model which is 3 times faster than this one specified. The price will remain as is — we just need clarification on any changes to the software

8.   REFUND TO MALSWITCH ON THE SUCCESSFUL SIGNING UP OF OTHER AFRICAN COUNTRIES UTILISING NET INTEGRATED SMART CARD SWITCHING SYSTEM AT A NATIONAL LEVEL

Net1 would be prepared to grant Malswitch a refund of US$ 100,000 per country that utilises the Net1 UEPS technology at a national switching system level.

9.   STRATUS EQUIPMENT - BUY BACK OPTION

The buy back option for the Stratus equipment would be calculated at market price at the time, as defined by 2 quotations of which 1 would be Stratus themselves.

PRICES HAVE BEEN CALCULATED AT US$1 = R 7.76
Any movement in this rate would be for the account of the client (i.e. debit or credit)

The maintenance proposal for Stratus, POS & ATMs (including all the spare part prices will be supplied later today.